Exhibit 99.(n)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Pre-Effective Amendment to Registration Statement No. 333-275147 on Form N-2 of our report dated March 22, 2024, relating to the financial statements of Pearl Diver Credit Company, LLC appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm”, in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

July 12, 2024